EXHIBIT 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Emergent BioSolutions Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share, to be issued under the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan	Other	3,675,000(3)	$8.12(2)	$29,841,000(2)	0.0001102	$3,288.48

Equity	Common Stock, par value $0.001 per share, to be issued under the Emergent BioSolutions Inc. Amended Employee Stock Purchase Plan	Other	2,000,000(4)	$6.90(5)	$13,804,000(5)	0.0001102	$1,521.21

Total Offering Amounts					$43,645,000		$4,809.69

Total Fee Offsets							$—

Net Fee Due							$4,809.69

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock that become issuable in respect of such securities by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and based upon the average of the high and low prices of the registrant’s Common Stock as reported on The New York Stock Exchange on May 26, 2023.

(3)	Represents additional shares of the registrant’s Common Stock reserved for issuance under the registrant’s Amended and Restated Stock Incentive Plan, to which this Registration Statement relates.
(4)

Represents additional shares of the registrant’s Common Stock reserved for issuance under the registrant’s Amended Employee Stock Purchase Plan (the “ESPP”), to which this Registration Statement also relates.

(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and based upon 85% of the average of the high and low prices of the registrant’s Common Stock as reported on The New York Stock Exchange on May 26, 2023. Pursuant to the ESPP, the purchase price of each share of the registrant’s Common Stock reserved for issuance thereunder will be 85% of the fair market value on the last day of the plan period.